JOINT FILER INFORMATION


NAME: DANIEL B. ZWIRN

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Israel Growth Partners Acquisition Corp. (IGPAB)

DATE OF EVENT REQUIRING STATEMENT: March 14, 2008
---------------------------------

                             JOINT FILER INFORMATION


NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

ADDRESS:    c/o GlobeOp Financial Services LLC ("GlobeOp")
            156 West 56th Street, 6th Floor
            New York, NY 10019

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Israel Growth Partners Acquisition Corp. (IGPAB)

DATE OF EVENT REQUIRING STATEMENT: March 14, 2008

                             JOINT FILER INFORMATION


NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Israel Growth Partners Acquisition Corp. (IGPAB)

DATE OF EVENT REQUIRING STATEMENT: March 14, 2008

                             JOINT FILER INFORMATION


NAME: ZWIRN HOLDINGS, LLC

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Israel Growth Partners Acquisition Corp. (IGPAB)

DATE OF EVENT REQUIRING STATEMENT: March 14, 2008

                             JOINT FILER INFORMATION


NAME: DBZ GP, LLC

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Israel Growth Partners Acquisition Corp. (IGPAB)

DATE OF EVENT REQUIRING STATEMENT: March 14, 2008